Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement for Shares of
Monroe Capital Asset-Backed Finance Company, LP – Series II

1.	Your Investment

A.	Investment Amount $_________________________

The Investment Amount listed above shall be treated as a binding capital commitment to us. If your subscription is accepted, you understand that you will be required to fund your purchase of our shares up to the Investment Amount listed above upon delivery of a notice (a “capital call notice”) by us. We may call capital from you at one or more future monthly closings, in our discretion, provided that your aggregate subscription in us shall not exceed the Investment Amount listed above. We may draw down subscriptions pro rata based on unfunded subscriptions for any reason. We will use our best efforts to deliver each capital call notice at least ten business days prior to the date (such date, the “capital call date”) on which the applicable amount of the capital call (the “capital call amount”) is due. You will be admitted as a shareholder upon funding your portion of the capital call amount on the capital call date. You will wire funds in connection with each capital call to our account for receipt on or prior to the applicable capital call date pursuant to the instructions provided upon acceptance of this subscription.

B.	Investment Type

☐ Initial Investment[1]	☐ Additional Investment[2]

C.	Share Class Selection

☐ Standard Fee Class-S Shares	☐ Standard Fee Class-I Shares
☐ Founder Share Class II-S Shares	☐ Founder Share Class II-I Shares
☐ Founder Share Class III-S Shares	☐ Founder Share Class III-I Shares

D.	Investment Funding Method

☐	Broker / financial advisor will make payment on your behalf

☐	By wire: Please wire funds according to the instructions below.

1 The minimum initial investment amount is $10,000 (unless waived)

2 The minimum subsequent investment must be in increments of $1000 (unless waived).

Bank Name: First National Bank of Omaha Bank
Bank Address: 1620 Dodge St., Omaha, NE 68197

ABA Routing No.: 091000022
Account No.: 00016750490517

Account Name: Monroe Capital Asset-Backed Finance Company, LP

Reference: [Investor Name as provided in Section 2]

☐	By mail: Please attach your check[3] to this agreement and make payable to: Monroe Capital Asset-Backed Finance Company, LP

2.	Investor Information

Please select one of the following investor types by checking the appropriate box. See Appendix A for supplemental document requirements by investor type.

A.	Taxable Accounts

☐ Brokerage Account Number: __________________________	☐ Trust (Include Certification of Investment Powers Form or First and Last Page of Trust Documents)

☐ Individual or Joint Tenant with Rights of Survivorship	☐ C Corporation (Corporate Resolution Required)

☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3.)	☐ S Corporation (Corporate Resolution Required)

☐ Tenants in Common	☐ Profit-Sharing Plan

☐ Community Property	☐ Non-Profit Organization

☐ Uniform Gift / Transfer to Minors: State of ________________________	☐ Limited Liability Corporation (Articles of Incorporation Required if Not Custodial Held)

☐ Partnership / Other (Partnership Agreement Required)

B.	Non-Taxable Accounts

☐ IRA (Custodian Signature Required)	☐ Rollover IRA (Custodian Signature Required)

☐ Roth IRA (Custodian Signature Required)	☐ Inherited IRA (Custodian Signature Required)

☐ SEP IRA (Custodian Signature Required)	☐ Pension Plan (Include Certification of Investment Powers Form)

☐ Other

[3]	Only personal, same name checks are accepted.

C.	Custodian Information (For Custodial Accounts Only)

Custodian Name: _________________________________

Custodian Account Number: ___________________________

Custodian Stamp:

D.	Individual Information (Investor / Trustee / Executor / Authorized Signatory Information)

(Required unless Investor is a Retirement Plan / Profit Sharing Plan / Trust / Corporation / Limited Liability Company / Partnership / Non-Profit Organization / Other)

1.	Primary Account Holder (if Uniform Gift / Transfer to Minors account, should be completed for minor)

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:

(A completed applicable Form W-8 is required for subscription)

Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital LLC.

☐ Yes                                         ☐ No

2.	Joint Account Holder (if Applicable):

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:

(A completed applicable Form W-8 is required for subscription)

Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital LLC.

☐ Yes                                         ☐ No

3.	Custodian (Uniform Gift / Transfer to Minors account only)

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:

Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital LLC.

☐ Yes                                         ☐ No

E.	Entity Information (Trustee(s) and / or authorized signatory(s) information MUST be provided in Sections 2.E.1 and 2.E.2 below).

(Retirement Plan / Profit-sharing Plan / Trust / Corporation / Limited Liability Company / Partnership / Non-Profit Organization / Other)

Entity Name	Tax ID Number	Date of Formation

Entity Legal Address (Street)	City	State	Zip Code

Country of Domicile

Exemptions (see Form W-9 instructions at www.irs.gov)

Exemptions for FATCA reporting code (if any)

Please indicate if you are a:

☐ Retirement Plan	☐ Profit sharing plan	☐ Not-for-profit organization

☐ Pension Plan	☐ Trust	☐ S Corporation

☐ C Corporation	☐ Limited Liability Company	☐ Partnership

☐ Other

1.	Trustee/Authorized Signatory

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:

Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital LLC.

☐ Yes                                         ☐ No

2.	Co-Trustee/Authorized Signatory

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:

(completed applicable Form W-8 required)

Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital LLC.

☐ Yes                                         ☐ No

3.	Transfer on Death Beneficiary Information (Optional if Individual or Joint Account with Rights of Survivorship Only)

Please designate the beneficiary information for your account. If completed, all information is required. May only include whole percentages and total must equal 100%. (Not available for Louisiana residents).

First Name	(MI)	Last Name	SSN	Date of Birth	☐ Primary %
☐ Secondary __%

First Name	(MI)	Last Name	SSN	Date of Birth	☐ Primary %
☐ Secondary __%

First Name	(MI)	Last Name	SSN	Date of Birth	☐ Primary %
☐ Secondary __%

Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):

___________________________

4.	Investor Representative Information (Required Information. All Fields Must Be Completed.)

The Investor Representative must sign below to complete the order. The Investor Representative hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Firm Name	Name of Investor Representative

Office Street Address	City	State	Zip Code

Representative ID / CRD #	Branch ID / Firm CRD # (if applicable)	Telephone Number

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

Please select one of the below options:

Please send all correspondence from Monroe Capital Asset-Backed Finance Company, LP exclusively to the Investor Representative identified above, unless delivery of such correspondence directly to Investor is required by law or regulation. By checking this box, the undersigned hereby authorizes Monroe Capital Asset-Backed Finance Company, LP to (i) provide the Investor Representative identified above with full access to Investor’s account information, including without limitation, the number of shares Investor owns, tax information and redemption information; and (ii) suppress direct correspondence from Monroe Capital Asset-Backed Finance Company, LP to Investor, such that Investor will not receive communications, including statements and transaction confirmations, directly from Monroe Capital Asset-Backed Finance Company, LP unless required by law or regulation.
Please send correspondence from Monroe Capital Asset-Backed Finance Company, LP directly to Investor and also copy the Investor Representative identified above. By checking this box, the undersigned hereby authorizes Monroe Capital Asset-Backed Finance Company, LP to provide the Investor Representative identified above with full access to Investor’s account information, including without limitation, the number of shares Investor owns, tax information and redemption information.

The foregoing elections may be changed at any time by contacting Monroe Capital Asset Finance Advisors, LLC at wealthmanagementir@monroecap.com.

Please note that unless previously agreed to in writing by Monroe Capital Asset-Backed Finance Company, LP, all sales of securities must be made through a Broker, including when a RIA has introduced the sale. In all cases, Section 4 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current private placement memorandum (“PPM”) and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the PPM. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 4 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

☒			☒
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker)	Date

5.	Interested Parties (optional)

By identifying the Interested Parties below, you hereby authorize us to send (including without limitation via access to the electronic portal) any and all information, about your investment in Monroe Capital Asset-Backed Finance Company, LP to the Interested Parties identified below. If this section is completed, you acknowledge and agree that the Interested Parties identified below will have full access to Investor’s account information, including without limitation, the number of shares Investor owns, tax information and redemption information. This contact information may be updated and communicated to Monroe Capital Asset-Backed Finance Company, LP in writing, from time to time.

Interested Party 1:

Full Name	Daytime Phone Number

Email Address

Mailing Address (Street)	City	State	Zip Code

Interested Party 2:

Full Name	Daytime Phone Number

Email Address

Mailing Address (Street)	City	State	Zip Code

6.	ERISA Plan Asset Regulations

Are you a “benefit plan investor”4 within the meaning of the Plan Asset Regulations5 or will you use the assets of a “benefit plan investor” to invest in Monroe Capital Asset-Backed Finance Company, LP?

☐ Yes                                         ☐ No

Are you (i) a person with discretionary authority or control with respect to the assets of Monroe Capital Asset-Backed Finance Company, LP, (ii) a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or (iii) a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person having such authority in clauses (i) or (ii) (each, a “Controlling Person”)? For purposes of this paragraph, “control”, with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes                                         ☐ No

If you are a “benefit plan investor,” we may accept your subscription across one or more monthly closings, in our discretion, provided that your aggregate subscription in us shall not exceed the Investment Amount listed above. If your subscription or a portion of it is accepted, you understand that you will be required to fund your purchase of our shares up to a total of the Investment Amount listed above upon delivery of a notice of acceptance by us. We may accept subscriptions or portions of subscriptions for any reason. We will use our best efforts to deliver each acceptance notice at least ten business days prior to the end of the month. You will wire funds in connection with each acceptance to our account for receipt on or prior to the applicable end of the month pursuant to the instructions provided upon completion of this subscription.

7.	Distribution Reinvestment Plan Opt-Out

As described in the PPM (as defined below), we have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional shares of Monroe Capital Asset-Backed Finance Company, LP’s limited partnership interest, unless they elect to receive their distributions in cash. If you would like to receive your distributions in cash, you must make such election by ticking the box labeled “Cash” below. Otherwise, you will be deemed to have elected to participate in our distribution reinvestment plan.*

☐     Cash

Complete the below ONLY if you are NOT participating in the distribution reinvestment plan and you instead have elected to receive cash distributions.

4 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

5 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

Cash/Direct Deposit

In providing the information below, you authorize us or our agent to provide your distribution according to the instructions below. This authority will remain in force until you notify us in writing to cancel it. Please tick only your preferred option below (“Standing Automated Clearinghouse (ACH) or Wire Instructions” or “Check Instructions”).

☐	Standing Automated Clearinghouse (ACH) or Wire Instructions:

Please tick one:

☐	Wire	☐	ACH

In the event that we deposit funds erroneously into your account, we are authorized to debit your account for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank ACH Routing Number:

Account Name:

Account Number:

FFC Account Name (if applicable):

FFC Account Number (if applicable):

☐	Check Instructions:

If selecting this option, please provide a copy of voidable check.

Make Check Payable to:

Mail Check to:

Street Address	City	State	Zip Code

* A participant may terminate participation in the distribution reinvestment plan at any time, without penalty, by delivering ten business days’ prior written notice to us. This notice must be received by us ten business days prior to a distribution payment date in order for a participant’s termination to be effective for such distribution payment date.

8.	Electronic Delivery

You acknowledge that we or our representatives and agents may provide to you copies of Account Communications in electronic form such as e-mail or posting on a website (with notification of such posting by e-mail) and until such time as you revoke your consent by written notice to us in a form acceptable to us or it no longer has the right to receive such communications, you consent to receive delivery of Account Communications in electronic form without a separate mailing of paper copies. “Account Communications” means all current and future account statements, the prospectus, prospectus supplements, annual reports, and other investor communications and reports regarding your investment in Monroe Capital Asset-Backed Finance Company, LP, as well as general shareholder communications, financial, tax and legal information and regulatory notices, such as our privacy policies and procedures and Monroe Capital Asset Finance Advisors, LLC’s Form ADV. Electronic communication by Monroe Capital Asset-Backed Finance Company, LP and/or Monroe Capital Asset Finance Advisors, LLC, includes e-mail delivery as well as electronically making available to you Account Communications on Monroe Capital Asset-Backed Finance Company, LP’s internet site or the internet site of Monroe Capital Asset Finance Advisors, LLC or any third party service provider to Monroe Capital Asset-Backed Finance Company, LP, such as Monroe Capital Asset Finance Advisors, LLC, if applicable. Monroe Capital Asset-Backed Finance Company, LP will notify you by email when and where documents are available. It is your affirmative obligation to notify Monroe Capital Asset-Backed Finance Company, LP in writing if your e-mail address changes.

Monroe Capital Asset-Backed Finance Company, LP and Monroe Capital Asset Finance Advisors, LLC will not be liable for any interception of Account Communications. You should note that no additional charge for electronic delivery will be assessed, but you may incur charges from its internet service provider or other internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

You acknowledge that although we do not impose any additional charges for electronic delivery, you may incur potential costs associated with electronic delivery, such as usage charges from your internet access providers. You understand that a communication shall be deemed to have been duly given if sent by e-mail and will be deemed received, unless earlier received on the date of delivery if delivered on a business day, or the next business day after delivery if delivered on a day that is not a business day.

You consent to the sending of Account Communications exclusively in electronic form without a separate mailing of paper copies:

Yes                        No

E-mail address (if blank, the e-mail provided in Section 2.D.1 or Section 2.E.1 will be used)

9.	Subscriber Signatures

Monroe Capital Enhanced Asset-Backed Finance Company, LP is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Monroe Capital Asset-Backed Finance Company, LP may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

Please Note: Items 1-8 in this Section 9 must be read and initialed.

In order to induce Monroe Capital Asset-Backed Finance Company, LP to accept this subscription, I hereby represent and warrant to you as follows:

		Primary Investor Initials	Co-Investor Initials
1.	I (we) have received the PPM (as amended or supplemented) for Monroe Capital Asset-Backed Finance Company, LP at least five business days prior to the date hereof.
		Initials	Initials
2.	I am an “accredited investor” as defined in Rule 501 promulgated under Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”). All investors please also complete the questionnaire in Appendix B.
		Initials	Initials
3.	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and are appropriate only as a long-term investment.
		Initials	Initials
4.	I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.
		Initials	Initials
5.	I acknowledge that Monroe Capital Asset-Backed Finance Company, LP may enter into transactions with Monroe affiliates that involve conflicts of interest as described in the PPM.
		Initials	Initials
6.	I acknowledge that, unless waived by Monroe Capital Asset-Backed Finance Company, LP, subscriptions must be submitted at least five business days prior to first day of each month and my investment will be executed as of the first business day of the applicable month at the NAV per share as of the last calendar day of the preceding month. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will be made available at www.[ ].com within 25 days of the last day of each month.
		Initials	Initials
7.	I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying my financial intermediary or directly through the transfer agent’s toll-free, automated telephone line, [833-974-5329].
		Initials	Initials
8.	I acknowledge, represent and warrant that (i) the monies used to fund my investment in Monroe Capital Asset-Backed Finance Company, LP have not been and will not be derived from or related to any illegal activities, including money laundering activities, and will not be, directly or indirectly, derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and (ii) the proceeds from my investment in Monroe Capital Asset-Backed Finance Company, LP will not be used to finance any illegal activities. I further agree to provide to Monroe Capital Asset-Backed Finance Company, LP, or its agent, such information as Monroe Capital Asset-Backed Finance Company, LP may request as it determines to be necessary or appropriate to comply with anti-money laundering and sanctions-related laws, rules and regulations of any applicable jurisdiction.
		Initials	Initials

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Monroe Capital Asset-Backed Finance Company, LP. I acknowledge that the Broker/ Financial Advisor (Broker/Financial Advisor of record) indicated in Section 5 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Schedule K-1) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting Monroe Capital Asset-Backed Finance Company, LP Investor Relations at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. Investors):

Under penalties of perjury, I certify that:

1.	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9 instructions); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

☒			☒
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE
IF PLAN IS ADMINISTERED BY A THIRD PARTY)

10.	Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Monroe Capital Asset-Backed Finance Company, LP experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Monroe Capital Asset-Backed Finance Company, LP and the Broker in writing. The Broker may notify Monroe Capital Asset-Backed Finance Company, LP if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Monroe Capital Asset-Backed Finance Company, LP may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final PPM. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the PPM in its entirety for a complete explanation of an investment in the shares of Monroe Capital Asset-Backed Finance Company, LP.

The Company will direct any dealers to, upon receipt of any and all funds received from prospective purchasers of shares, transmit the same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to the Monroe Capital Asset-Backed Finance Company, LP’s transfer agent (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and funds are received.

If you are an individual investor in the EEA or the UK, you acknowledge and understand the contents of the Privacy Notice for Individual Investors in the EEA or UK, included in the PPM, as may be amended and provided to you from time to time.

Return the completed Subscription Agreement to:

Monroe Capital Asset-Backed Finance Company, LP

c/o Ultimus Fund Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

Email: MACS@ultimusfundsolutions.com

With a copy to: wealthmanagementir@monroecap.com

Appendix A: Supporting Document Requirements

Please provide the following supporting documentation based on your account type.

Individual	☐ If a non-U.S. person, Form W-8BEN
Joint (including Joint Tenant with Rights of Survivorship, Tenants in Common, Community Property)	☐ For each non-U.S. Person account holder, Form W-8BEN
IRA (including ROTH, SEP, Rollover, Inherited)	☐ None
Trust	☐ Certification of Investment Powers Form or First and Last Page of Trust Documents ☐ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Corporation (including C Corp., S Corp., LLC, Other)	☐ Formation documents ☐ Articles of incorporation ☐ Authorized signatory list ☐ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Partnership	☐ Formation documents ☐ Authorized signatory list ☐ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Pension Plan	☐ Certification of Investment Powers Form

Appendix B: Accredited Investor Qualification

*In this Appendix B:

- Individual Investors should complete sub-section “A”

- Co-Investors should complete sub-section “B”

- Entity Investors should complete sub-section “C”

The Subscriber represents and warrants that the Subscriber (i) is an “accredited investor” within the meaning of Regulation D under the Securities Act and (ii) has checked the boxes for the applicable statements below pursuant to which the Subscriber so qualifies. The Subscriber should be aware that an investment in us is considered an investment in securities. As a result, if the Subscriber is an entity formed for the purpose of investing in us (or otherwise is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities), the Subscriber entity may require an exemption from registration under the Investment Company Act. The Subscriber should consult with its own legal advisors about an investment in us and any legal requirements that may be implicated.

Accredited Subscriber Status Verification:

PLEASE CHECK THE BOXES FOR ALL APPLICABLE STATEMENTS BELOW:

A.	For Individual Investors:

1.	☐	The Subscriber is a natural person who has an individual net worth (determined by subtracting total liabilities from total assets, excluding the value of the Subscriber’s primary residence), or joint net worth with the Subscriber’s spouse or spousal equivalent,[6] in excess of $1,000,000 (such calculation excludes the value of the Subscriber’s primary residence);

2.	☐	The Subscriber is a natural person who had an individual income in excess of $200,000 (or a joint income together with the Subscriber’s spouse or spousal equivalent in excess of $300,000) in each of the two most recently completed calendar years, and who reasonably expects to have an individual income in excess of $200,000 (or a joint income together with the Subscriber’s spouse or spousal equivalent in excess of $300,000) in the current calendar year;

3.	☐	The Subscriber is our director or executive officer or a director or executive officer of Monroe Capital Asset Finance Advisors, LLC or its affiliates;

4.	☐	The Subscriber holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; OR

5.	☐	The Subscriber is a natural person “family client” of a “family office” (each such term as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), where: (A) the family office has total assets under management in excess of $5,000,000; (B) the family office is not formed for the specific purpose of acquiring our shares; and (C) the natural person family client’s purchase of our shares is directed by the family office, which has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of an investment in our shares.

6.	☐	The Subscriber is not an Accredited Investor.

B.	For Co-Investors:

1.	☐	The Co-Investor is a natural person who has an individual net worth (determined by subtracting total liabilities from total assets, excluding the value of the Co-Investor’s primary residence), or joint net worth with the Co-Investor’s spouse or spousal equivalent, in excess of $1,000,000 (such calculation excludes the value of the Co-Investor’s primary residence);

6 “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

2.	☐	The Co-Investor is a natural person who had an individual income in excess of $200,000 (or a joint income together with the Co-Investor’s spouse or spousal equivalent in excess of $300,000) in each of the two most recently completed calendar years, and who reasonably expects to have an individual income in excess of $200,000 (or a joint income together with the Co-Investor’s spouse or spousal equivalent in excess of $300,000) in the current calendar year;

3.	☐	The Co-Investor is our director or executive officer or a director or executive officer of Monroe Capital Asset Finance Advisors, LLC or its affiliates;

4.	☐	The Co-Investor holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; OR

5.	☐	The Co-Investor is a natural person “family client” of a “family office” (each such term as defined in Rule 202(a)(11)(G)-1 under the Advisers Act), where: (A) the family office has total assets under management in excess of $5,000,000; (B) the family office is not formed for the specific purpose of acquiring our shares; and (C) the natural person family client’s purchase of our shares is directed by the family office, which has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of an investment in our shares.

6.	☐	The Co-Investor is not an Accredited Investor.

C.	For Entity Investors: (In addition to completing this sub-section, Entity Investors shall provide (i) entity formation documentation (e.g., first page of deed of trust, formation certificate, corporate resolution, partnership agreement, etc.))

1.	☐	The Subscriber has total assets in excess of $5,000,000, is not formed for the specific purpose of acquiring our shares AND is any of the following (please check the box that applies):

☐	a corporation;

☐	a partnership;

☐	a limited liability company;

☐	a Massachusetts or similar business trust; OR

☐	an organization described in Section 501(c)(3) of the Code.

2.	☐	The Subscriber is any of the following (please check each box that applies):

☐	a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution defined in Section 3(a)(5)(A) of the Securities Act acting in either its individual or fiduciary capacity (this includes a trust for which a bank acts as trustee and exercises investment discretion with respect to the trust’s decision to invest in us);

☐	a registered broker or dealer registered pursuant to Section 15 of the Exchange Act;

☐	an insurance company as defined in Section 2 (13) of the Securities Act, acting for its own account or for the account of an accredited investor;

☐	a rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	an investment adviser registered with the SEC pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state;

☐	an investment adviser registered under Section 203 of the Advisers Act, registered as such under the laws of a state, or relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act;

☐	an investment company registered under the Investment Company Act, or a business development company as defined in Section 2(a)(48) of the Investment Company Act;

☐	a private business development company as defined in Section 202(a)(22) of the Advisers Act;

☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	a plan established and maintained by a state of the United States, its political subdivisions, or any agency or instrumentality of a state of the United States or its political subdivisions, for the benefit of its employees, that has total assets in excess of $5,000,000;

☐	an employee benefit plan whose investment decision is being made by a plan fiduciary, which is (i) a bank, savings and loan association, insurance company or registered investment adviser, (ii) an employee benefit plan whose total assets are in excess of $5,000,000 or (iii) a self-directed employee benefit plan whose investment decisions are made solely by persons that are accredited investors.[7];

☐	a “family office” [8] that has total assets under management in excess of $5,000,000, that was not formed for the specific purpose of acquiring our shares and whose prospective investment in us is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; OR

☐	a “family client” [9] of a family office meeting the requirements in the paragraph above and whose prospective investment us is directed by a representative of that family office with the knowledge and experience described in the item above.

3.	☐	The Subscriber is a trust not formed for the specific purpose of acquiring our shares with total assets in excess of $5,000,000 and directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the us.

4.	☐	The Subscriber is a revocable trust (including a revocable trust formed for the specific purpose of acquiring our shares) and the grantor or settlor of such trust is an accredited investor.

7 If the Subscriber is an accredited investor for the reason described in this clause (iii), the Subscriber hereby represents, warrants and covenants with respect to each person making investment decisions for the Subscriber that: (a) the Subscriber is sufficiently familiar with each such person’s regulatory status and/or asset ownership to make representations on each such person’s behalf; (b) each such person qualifies as an “accredited investor” under one or more of the provisions of this Section 10; (c) we may rely on the Subscriber’s representations on behalf of each such person hereunder to the same extent as if each such person had completed this Section 10; and (d) the Subscriber shall permit no direct or indirect transfer of beneficial interests in the Subscriber or change in investment decision making that at any time would result in any of the representations contained in clauses (a) through (c) ceasing to be true.

8 “Family office” means a company (including its directors, partners, members, managers, trustees and employees acting within the scope of their position or employment) that: (i) has no clients other than family clients as defined below (although, if a person that is not a family client becomes a client of the family office as a result of the death of a family member or key employee or other involuntary transfer from a family member or key employee, that person will be deemed to be a family client for one year following the completion of the transfer of legal title to the assets resulting from the involuntary event); (ii) is wholly owned by “family clients” and is exclusively controlled (directly or indirectly) by one or more family members and/or family entities; and (iii) does not hold itself out to the public as an investment adviser.

9 “Family client” means: (i) any family member; (ii) any former family member; (iii) any key employee; (iv) any former key employee, provided that upon the end of such individual’s employment by the family office, the former key employee shall not receive investment advice from the family office (or invest additional assets with a family office-advised trust, foundation or entity) other than with respect to assets advised (directly or indirectly) by the family office immediately prior to the end of such individual’s employment, except that a former key employee shall be permitted to receive investment advice from the family office with respect to additional investments that the former key employee was contractually obligated to make, and that relate to a family-office advised investment existing, in each case prior to the time the person became a former key employee; (v) any non-profit organization, charitable foundation, charitable trust (including charitable lead trusts and charitable remainder trusts whose only current beneficiaries are other family clients and charitable or non-profit organizations), or other charitable organization, in each case for which all the funding such foundation, trust or organization holds came exclusively from one or more other family clients; (vi) any estate of a family member, former family member, key employee, or, subject to the condition contained in item (iv) of this section, former key employee; (vii) any irrevocable trust in which one or more other family clients are the only current beneficiaries; (viii) any irrevocable trust funded exclusively by one or more other family clients in which other family clients and non-profit organizations, charitable foundations, charitable trusts, or other charitable organizations are the only current beneficiaries; (ix) any revocable trust of which one or more other family clients are the sole grantor; (x) any trust of which: each trustee or other person authorized to make decisions with respect to the trust is a key employee; and each settlor or other person who has contributed assets to the trust is a key employee or the key employee’s current and/or former spouse or spousal equivalent who, at the time of contribution, holds a joint, community property, or other similar shared ownership interest with the key employee; or (xi) any company wholly owned (directly or indirectly) exclusively by, and operated for the sole benefit of, one or more other family clients; provided that if any such entity is a pooled investment vehicle, it is excepted from the definition of “investment company” under the Investment Company Act.

5.	☐	The Subscriber is an entity as to which all the equity owners are accredited investors; provided that the Subscriber makes the additional representations, warranties and covenants listed in footnote 2 (please note that this response is not applicable for irrevocable trusts).

6.	☐	The Subscriber is a corporation, partnership, limited liability company, business trust, or an organization described in Section 501(c)(3) of the Code, in each case, which was not formed for the specific purpose of acquiring our shares, and which has total assets in excess of $5,000,000.

7.	☐	The Subscriber is an entity (including organizations such as governmental bodies, labor unions, and Indian tribes), not described in any of the categories above, that owns not less than $5,000,000 in “investments” (as defined in Rule 2a51-1(b) of the Investment Company Act) and that was not formed for the specific purpose of acquiring our shares. Please specify the type of entity: ________________.

8.	☐	The Subscriber is not an Accredited Investor.